Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 1999 relating to the financial statements, which appears in QueryObject Systems Corporation's Annual Report on Form 10-KSB/A for the year ended December 31, 1998. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ PriceWaterhouseCoopers LLP
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PriceWaterhouseCoopers LLP
Melville, New York
October 1, 1999